Exhibit 24

G. BRAD BECKSTEAD

Certified Public Accountant

330 E. Warm Springs

Las Vegas, NV 89119

702.257.1984

702.362.0540 (fax)

February 20, 2002

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of Dicut, Inc. on Form S-8, of my report dated May 24, 2001, on my audit of the financial statements of Dicut, Inc. as of and for the year ended March 31, 2001, which report is included in the Annual Report on Form 10-KSB.

Signed,

/s/G. Brad Beckstead, CPA

Las Vegas, NV